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Exhibit 13.1

Certification pursuant to 18 U.S.C. Section 1350

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Euro Disney S.C.A., (the "Company"), does hereby certify to such officer's knowledge that:

        The Annual Report on Form 20-F for the year ended September 30, 2003 (the "Form 20-F") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

        Dated April 1, 2004

By:	/s/ ANDRÉ LACROIX
André Lacroix Chairman of the Board Chief Executive Officer

        Dated April 1, 2004

By:	/s/ JEFFREY SPEED
Jeffrey Speed Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Euro Disney S.C.A. and will be retained by Euro Disney S.C.A. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 13.1